UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2016, Elisa D. Garcia C. resigned as the Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, effective August 17, 2016.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2016, the Board amended and restated its bylaws to remove Article VI and any cross references to Article VI. Article VI, which contained certain provisions relating to the governance of the Company following the completion of the merger with OfficeMax. Article VI was added to the Company’s bylaws pursuant to the Merger Agreement with OfficeMax on November 5, 2013. Article VI, inter alia, addressed the issues of the successor CEO, composition of the Board and determination of the Company’s name and headquarters during the four-year period following the completion of the merger with OfficeMax.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Office Depot, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.
Date: August 1, 2016

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit 3.1	Amended and Restated Bylaws of Office Depot, Inc.